H&Q HEALTHCARE INVESTORS

Amendment to Declaration of Trust

Notice of Change of Trustee

WHEREAS, at a meeting of the Trustees of H&Q Healthcare Investors (“The Fund”), the Trustees of the Fund appointed Mr. Michael W. Bonney as Trustee to the Fund, effective upon his written acceptance and agreement to be bound by the terms of the Declaration of Trust of the Fund, dated and filed with the Secretary of State of the Commonwealth of Massachusetts on October 31, 1986, as amended;

NOW, THEREFORE, as a result of the foregoing Trustee’s appointment, the eight Trustees of the H&Q Healthcare Investors are:

Michael W. Bonney	2 Liberty Square, 9th Floor
Boston, MA 02109

Rakesh K. Jain, Ph.D.	2 Liberty Square, 9th Floor
Boston, MA 02109

Lawrence S. Lewin	2 Liberty Square, 9th Floor
Boston, MA 02109

Daniel R. Omstead, Ph.D.	2 Liberty Square, 9th Floor
Boston, MA 02109

Oleg M. Pohotsky	2 Liberty Square, 9th Floor
Boston, MA 02109

William S. Reardon	2 Liberty Square, 9th Floor
Boston, MA 02109

Uwe F. Reinhardt, Ph.D.	2 Liberty Square, 9th Floor
Boston, MA 02109

Lucinda H. Stebbins	2 Liberty Square, 9th Floor
Boston, MA 02109

IN WITNESS WHEREOF, this Notice has been subscribed this 14th day of December, 2011, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Laura Woodward
Laura Woodward, Secretary